                                  EXHIBIT 8:
                                504 MEMORANDUM
                                  OF 6/22/96

                                CONFIDENTIAL

                    NOT TO BE REPRODUCED OR DISTRIBUTED

                           Memorandum No. ______

                  Name of Offeree: _______________________


                        PRIVATE PLACEMENT MEMORANDUM

                         MEDCARE TECHNOLOGIES, INC.
                      (a Utah Corporation) ("Company")



                       50,000 SHARES OF COMMON STOCK

                              $.001 Par Value
                              $4.75 Per Share

                             MINIMUM INVESTMENT

                                1,000 Shares
                                 $4,750.00

                        PRINCIPAL EXECUTIVE OFFICES

                       400 Burrard Street, Suite 1408
                          Vancouver, B.C. V6C-3G2
                               (604) 643-1765

               The date of this Memorandum is June 22nd, 1996

MEDCARE TECHNOLOGIES, INC.

Type of securities offered:          Share of the Company's common
                                     stock, $0.001 par value

Number of Securities offered:        50,000 shares

Price per security:                  $4.75 per share

Total proceeds: If all shares sold:  $237,500.00

Is a commissioned selling agent selling the securities in this offering ?
          [ ] Yes                    [X] No

If yes, what percent is commission of price to public ?

Is there other compensation to selling agent(s) ?
          [ ] Yes                    [X] No

Is there a finder's fee or similar payment to any person ?
          [ ] Yes                    [X] No

Is there an escrow of proceeds until minimum is obtained ?
          [ ] Yes                    [X] No

Is this offering limited to members of a special group, such as employees of the Company or individuals ?
          [ ] Yes                    [X] No

Is transfer of the securities restricted ?
          [ ] Yes                    [X] No

THIS OFFERING OF SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE OFFERING WILL TERMINATE UPON THE EARLIER OF ALL THE SHARES OR AUGUST 15TH, 1996. THE COMPANY IS NOT REQUIRED TO SELL ANY MINIMUM NUMBER OF SHARES IN ORDER TO SELL SHARES IN THE OFFERING. THE COMPANY MAY, IN ITS DISCRETION, CONDUCT MULTIPLE CLOSINGS. (SEE "DESCRIPTION OF THE OFFERING.")

THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR USE IN CONNECTION WITH THE PRIVATE PLACEMENT OF THE SHARES OFFERED HEREBY AND MAY NOT BE

REPRODUCED OR USED FOR ANY OTHER PURPOSE. THE OFFEREE AGREES TO RETURN TO THE COMPANY THIS MEMORANDUM AND ALL ATTACHMENTS AND RELATED
DOCUMENTATION IF THE OFFEREE DOES NOT SUBSCRIBE TO PURCHASE SHARES IN THE OFFERING.

THESE SECURITIES ARE BEING OFFERED ONLY TO INVESTORS WHO THE OFFEROR BELIEVES HAVE THE QUALIFICATIONS NECESSARY TO PERMIT THE SECURITIES TO BE OFFERED AND SOLD UNDER APPLICABLE EXEMPTIONS FROM REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE STATUTES. THE OFFEROR WILL BE THE SOLE JUDGE OF WHETHER AN INVESTOR POSSESSES SUCH QUALIFICATIONS. NOTWITHSTANDING DELIVERY OF THIS MEMORANDUM AND ASSOCIATED DOCUMENTATION. THE OFFEROR DOES NOT INTEND TO EXTEND AN OFFER TO SELL OR TO SOLICIT AN OFFER TO BUY THESE SECURITIES UNTIL THE OFFEROR DETERMINES THAT THE OFFEREE IS QUALIFIED AND COMMUNICATES SUCH DETERMINATION TO INVESTORS IN WRITING. THE SHARES ARE BEING OFFERED IN A PRIVATE PLACEMENT TO A LIMITED NUMBER OF INVESTORS. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT PERMITTED UNDER APPLICABLE LAW OR ANY FIRM OR INDIVIDUAL WHO DOES NOT POSSESS THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR THE SECURITIES LAWS OF UTAH OR OTHER STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THERE IS NO PUBLIC MARKET FOR SECURITIES OF THE COMPANY. EVEN IF SUCH MARKET EXISTED PURCHASERS OF SHARES WILL BE REQUIRED TO REPRESENT THAT THE SHARES ARE BEING ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO SALE OR DISTRIBUTION AND PURCHASERS WILL NOT BE ABLE TO RESELL THE SHARES UNLESS THE SHARES ARE REGISTERED UNDER THE ACT AND QUALIFIED UNDER THE APPLICABLE STATE STATUTES (UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE). PURCHASERS OF THE SHARES SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF THEIR

THE PURCHASE OF THESE SECURITIES WILL ENTAIL A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE ONLY FOR PERSONS WHO HAVE SUBSTANTIAL FINANCIAL RESOURCES AND HAVE NO LIQUIDITY IN THIS INVESTMENT. NO ONE SHOULD INVEST IN THE SHARES WHO IS NOT PREPARED TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE RISK FACTORS
INDICATED UNDER "RISK FACTORS."

INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY COMMUNICATION, WHETHER WRITTEN OR ORAL, FROM THE COMPANY, ITS FOUNDERS, MANAGEMENT, EMPLOYEES OR AGENTS, AS LEGAL, TAX, ACCOUNTING

OR OTHER EXPERT ADVICE. EACH INVESTOR SHOULD CONSULT THEIR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX, ACCOUNTING, AND RELATED MATTERS CONCERNING HIS INVESTMENT AND ITS SUITABILITY FOR THEM.

NO PERSON (OTHER THAN OFFICERS OF THE COMPANY TO WHOM REQUESTS ARE DIRECTED FOR ADDITIONAL INFORMATION CONCERNING THIS OFFERING) IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS (WHETHER ORAL OR WRITTEN) IN CONNECTION WITH THIS OFFERING EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM AND THE ATTACHMENTS THERETO AND DOCUMENTS REFERRED TO HEREIN. ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN AND THEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED.

THE SECURITIES OFFERED HEREBY WILL BE SOLD TO SUBJECT TO THE STOCK SUBSCRIPTION AGREEMENT ATTACHED AS ATTACHMENT A OF THIS MEMORANDUM.
WHICH CONTAINS CERTAIN REPRESENTATIONS, WARRANTIES, TERMS AND CONDITIONS, EACH INVESTOR SHOULD CAREFULLY REVIEW THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT BEFORE INVESTING.

This Company:
[ ] Has never conducted operations.
[X] Is in the development stage.
[ ] Is currently conducting operations.
[ ] Has shown a profit in the last fiscal year.
[ ] Other ( Specify ) ____________________________
      ( Check at one, as appropriate )

This offering has been registered for offer and sale in the following states:

    State       State File No.       Effective Date
    -----       --------------       --------------

NO REGISTRATION HAS BEEN FILED.

This Offering Circular, together with Financial Statements and other Attachments, consists of a total of 23 pages (including cover page).

                             TABLE OF CONTENTS

    Cover Page                                                   1
    Disclosure Statements                                        2
    Table of Contents                                            5
    Summary of the Offering                                      6
    The Company                                                  7
    Risk Factors                                                 8
    Use of Proceeds                                              12
    Description of Securities                                    13
    Terms of the Offering                                        13
    Directors, Officers and key Personnel of the Company         14
    Remuneration of Directors and Officers                       15
    Principal Stockholders                                       15
    Reports                                                      16
    Legal Matters                                                16
    Litigation                                                   16
    Additional Information                                       16
    State Restrictions                                           18

EXHIBITS

    EXHIBIT A   SUBSCRIPTION AGREEMENT


This is an original unpublished work protected under copyright laws of the United States and other countries. All Rights Reserved. Should publication occur, then the following notice shall apply: Copyright 1996 MedCare Technologies, Inc., All Rights Reserved. No part of this document may be reproduced, stored in a retrieval system or transmitted, in any form or any means, electronic, mechanical, photocopying, recording or otherwise, without the prior written permission of MedCare Technologies, Inc.

                          SUMMARY OF THE OFFERING

The following material is intended to summarize information contained elsewhere in this Memorandum. This summary is qualified in its entirety by express reference to the Memorandum and the exhibits referred to therein. Each prospective investor is urged to read this Memorandum in its entirety.

ISSUER: MedCare Technologies, Inc., a Utah corporation (the "Company"), is the issuer of the Shares. The address of the Company is 1408-400 Burrard Street, Vancouver, BC V6C-3G2.

TERMS OF THE OFFERING: The Company is offering up to 50,000 of its common stock, par value $.001 per share ( the "Shares"). The Minimum investment for an Investor is 1,000 Shares or $4,750.00 The Company, in its sole discretion, may accept subscriptions for up to an aggregate of 50,000 or $237,500,000 until August 15th, 1996, or until such earlier date as the Company determines that this Offering shall be terminated.
In its sole discretion, the Company may elect to terminate this Offering even if subscriptions for Shares have been received and accepted by the Company. See "Terms of the Offering" and "Subscription for Shares".

COMPANY'S BUSINESS: The Company is engaged in treatment of patients suffering from urinary and fecal incontinence using a non-surgical, non-drug and non-invasive treatment protocol in a clinical setting.

RISK FACTORS: The offering involves speculative investment with substantial risks, including those associated with an unproven startup venture, risks associated with the industry and economic risks associated with clinics in different geographic locations and the uncertainty of obtaining managerial staff to generate income and control costs in different locations. Although the Company will use its best efforts to protect the investments of the Investors, there is no assurance that the Company's efforts will be successful. Accordingly. a prospective Investor should not view the Company or its officers, directors, employees or agents as guarantors of the financial success of an investment in the Shares. See "Risk Factors".

LIMITED TRANSFERABILITY OF THE SHARES: The Shares have not been registered under the 1933 Act or the securities laws of any state. The Shares of common stock purchased pursuant to this Offering will not be "restricted" shares because the shares are offered under Rule 504 and this offering is excluded from the provisions of Regulation D pertaining to restricted shares. This does not mean. however, that a public market exists for the Shares. A limited public market exists now, but may not exist in the future. See "Risk Factors", "Terms of the Offering".

LIMITATION OF LIABILITY: Except for the amounts paid by Investors for their purchase of any Shares, and as required by Utah State law, no investor will be liable for any debts of the Company or be obligated to contribute any additional capital or funds to the Company. See "Risk Factors".

SUITABILITY STANDARDS: Each Investor must meet certain eligibility standards established by the Company for the purchase of the Shares. See "Terms of the Offering" and "Subscription for Shares".

USE OF PROCEEDS: The Company plans to use the money received from this offering to cover the costs involved with setting up offices, working capital, and promoting and marketing the Company's products and services. The funds will not be deposited in an escrow account and will be available to the Company immediately. No minimum amount of Shares is required to be sold.

THE COMPANY

Exact corporate name:                   MedCare Technologies, Inc.

State and date of incorporation:        Utah State
                                        January 17th, 1986

Street address of principal office:     400 Burrard Street, Suite 1408
                                        Vancouver, BC V6C-3G2
                                        604-643-1765

Fiscal Year:                            December 31

Person(s) to contact with respect
 to offering:                           Mr. Harmel S. Rayat


PRODUCTS

The Company has developed the MedCare UI system as a cost effective, non-invasive protocol for the care and treatment of urinary incontinence. Urinary incontinence (UI) is the involuntary loss of bladder control and represents a significant cause of disability and dependence. Incontinence is one of the most prevalent, yet severely unrecognized problems in health care today. And as society ages, the physical, emotional and financial costs to those suffering and the costs to their caregivers, as well as the health care system, is expected to increase dramatically.

The psychosocial impact of UI imposes a tremendous burden on individuals, their families and health care providers. Patients experience odor, dampness, discomfort, depression, withdrawal from daily activities and a significant quality of life problem. Social interaction with friends and family and even sexual activity is restricted or avoided in the presence of incontinence. Sadly, many UI sufferers eventually confine themselves to a life of exile in their own homes. In fact, UI has also been cited as one of the major reasons why people institutionalize elderly family members.

Despite the prevalence of incontinence, it is widely under diagnosed and under reported because of the social stigma attached to UI. Many individuals are either too ashamed or too embarrassed to report the problem to their doctor or to a health care professional. Instead, a large number of people prematurely turn to the use of absorbent materials and supportive aids without having their condition properly diagnosed and treated.

The MedCare UI System takes into account the individual's specific needs and circumstances including their clinical, cognitive, functional and residential status to offer a comprehensive program for all UI sufferers. Through the Company's wholly owned operating subsidiary, Manon Consultants Ltd. the MedCare UI treatment program has a two year track record and uses a combination of electromyographic (EMG) biofeedback, bladder retraining, coping strategies for situations that precipitate incontinence, clinical visits and results in the reduction or complete elimination of 70% to 100% of the most commonly found urinary incontinence symptoms.

MATERIAL CONTRACTS

The Company has no contracts at the present time.

MARKETING APPROACHES

The Company plans to market its UI clinics through a combination of radio, TV, print, direct mail seminars, doctor referral and guest interviews by Company representatives in the local media.

RISK FACTORS

An investment in the Shares involves a high degree of risk. No prospective Investor should acquire the Shares unless he can afford a complete loss of his investment. The risks described below are those which the Company deems most significant as of the date hereof. Other factors which may have a material impact on the operations of the Company may not be foreseen. In addition to the other factors set forth elsewhere in this Memorandum, prospective Investors should carefully consider the following specific risk factors:

A. OPERATING RISKS

     GENERAL. The economic success of an investment in the Shares depends, to a large degree, upon many factors over which the Company has no control. These factors include general economic, industrial and international conditions; inflation or deflation; fluctuation in interest rates; the availability of, and fluctuations in the money supply. The extent, type and sophistication of the Company's competition; and government regulations.

     LACK OF OPERATIONS. The Company engages in limited business operations at the present time. However, upon completion of the Offering, the Company plans to use the proceeds to expand its clinical system in certain key markets.

     DEVELOPMENT STAGE COMPANY. The Company was organized in 1986. The Company has undertaken no business operation of any sort or type.
Accordingly, the Company is a development stage company as defined by Statement of Financial Accounting Standards No.7.

     DEPENDENCE ON KEY PERSONNEL. The Company's success will depend, in large part, upon the talents and skills of key management personnel. To the extent that any of its management personnel is unable or refuses to continue association with the Company, a suitable replacement would have to be found. There is no assurance that the Company would be able to find suitable replacements for such personnel, or that suitable person.

     LACK OF ADEQUATE CAPITAL. Additional capital will be required upon the successful opening of the first few clinics. In the absence of any additional funding, the Company's operations may be affected negatively. Therefore, the Company's management will be careful in choosing those locations that represent the best chances of success and, accordingly, the best chances of raising future funding.

     INHERENT BUSINESS RISKS. The business that the Company plans to engage in involves substantial and inherent risks associated with a development company with limited financial resources.

B. INVESTMENT RISKS

     SPECULATIVE INVESTMENT. The Shares are a very speculative investment. There can be no assurance that the Company will attain its objective and it is very likely that the Company will not be able to advance any business activities and Investors could lose their entire investments.

     ARBITRARY PURCHASE PRICE. The purchase price for the Shares has been arbitrarily determined by the Company, and is not necessarily indicative of their value. No assurance is or can be given that the Shares, although transferable, could be sold for the purchase price, or for any amount. There currently exists a limited market for resale of the Shares.

     RESTRICTION OF TRANSFERABILITY. While the Company believes that no restriction exists for the transfer of the Shares being offered by the Company, an investment in the Shares may be a long term investment. Investors who do not wish or who are not financially able to hold the Shares for a substantial period of time are advised against purchasing Shares. The Shares are not registered under the 1933 Act or under the securities laws of any state, but are being offered by the Company under the exemption from registration provided by Rule 504 under Regulation D and related state and foreign exceptions.

     IMMEDIATE DILUTION FOR INVESTORS. An investor in this offering will experience an immediate and substantial dilution.

     "BEST EFFORTS" OFFERING. The Shares are being offered on a "best efforts" basis by the Company. No person or entity is committed to purchase or take down any of the Shares offered pursuant to this Offering. No escrow account is maintained and no minimum amount is required to be sold. Funds will be available to the Company upon receipt.

     MANAGEMENT AND OPERATION EXPERIENCE. The Company's officers, directors and other personnel have engaged in a variety of businesses and have been involved in business financing, operations and marketing, but their experience in these fields is limited. There is no assurance that such experience will result in the success of the Company.

     OTHER RISKS. No assurance can be even that the Company will be successful in achieving its stated objectives, that the Company's business is undertaken by the Company, will generate cash sufficient to operate the business of the Company or that other parties entering into agreements relating to the Company's business will meet their respective obligations.

     DIVIDENDS. The Company's Board of Directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of increasing the net worth and reserves of the Company. Therefore, there can be no assurance that any holder of Common Stock will receive any cash. stock or other dividends on his shares of Common Stock. Future dividends on Common Stock, if any, will depend on the future earnings, financing requirements and other factors.

     ADDITIONAL SECURITIES AVAILABLE FOR ISSUANCE. The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock. At this time, 6,300,185 shares of Common stock have been issued. Accordingly, investors purchasing shares in this offering will be dependent upon the judgement of management in connection with the future issuance and sale of shares of the Company's capital stock, in the event purchasers can be found for such securities.

USE OF PROCEEDS

The Company will incur expenses in connection with the Offering in an amount anticipated not to exceed $1,000.00 for legal fees, accounting fees, filing fees, printing costs and other expenses. If the maximum number of Shares are sold, the Company anticipates that the net proceeds to it from the Offering will be as follows:

                                                  MAXIMUM
                   ITEM                         SHARES SOLD
                   ----                         -----------

          Gross Proceeds of Offering             $237,500.00


                   OFFERING EXPENSES
                   -----------------

          Cost of Offering                          1,000.00

              TOTAL PROCEEDS RECEIVED:           $236,500.00

                   Operating Expenses
                   ------------------

          Equipment Purchases                     $75,000.00
          Advertising & Marketing                  75,000.00
          Working Capital                         86,5000.00

              TOTAL
 NET FUNDS AVAILABLE TO COMPANY                 $236,5000.00
                                                ============

The Company estimates that the costs of the Offering will be as follows:
(i) legal fees of approximately $500.00, (ii) accounting fees of approximately $400.00 and (iii) printing and other miscellaneous costs of approximately $100.00. The sales commissions will be paid only to NASD broker-dealer and no other person will receive any commissions or remuneration from the Company.

The net proceeds of this offering, assuming all the Shares are sold, will be sufficient to sustain the planned marketing and development activities of the Company for a period of 6 months, depending upon the number of Shares sold in the offering and other factors. Even if all the Shares offered hereunder are sold, the Company will require additional capital in order to fund continued development activities and capital expenditures that must be made. The Company's business plan is based on the premise that additional funding will be obtained through funds generated from operations, the exercising of the options by shareholders, additional offerings of its securities, or other arrangements. There can be no assurance that any securities offerings will take place in the future, or that funds sufficient to meet any of the foregoing needs or plans will be raised from operations or any other source.

DESCRIPTION OF SECURITIES

The following discussion describes the stock and other securities of the Company.

     GENERAL. The Company currently has 100,000,000 authorized common shares, par value $.001 per share, of which 6,300,185 common shares were issued and outstanding as of the date of this Placement. All of the outstanding common shares of the Company are fully paid for and nonassessable.

     VOTING RIGHTS. Each share of the 6,300,185 shares of the Company's common stock held by its current shareholders is entitled to one vote at shareholders meetings.

     DIVIDENDS. The Company has never paid a dividend and does not anticipate doing so in the never future.

     OPTIONS. The Company currently has 800,000 options outstanding in relation to its common stock.

     MISCELLANEOUS RIGHTS AND PROVISIONS. Shares of the Company's common stock have no pre-emptive rights. The Shares do not have any conversion rights, no redemption or sinking fund provisions, and are not liable to further call or assessment. The Shares, when paid for by investors, will be fully paid and nonassessable. Each share of the Company's common shares is entitled to a pro rata share in any asset available for distribution to holders of equity securities upon the liquidation of the Company.

TERMS OF THE OFFERING

The Company is offering to qualified investors a maximum of 50,000 Shares at a purchase price of $4.75 per share of the Company's common stock. The Company may, in its sole discretion, terminate the offering at any time. The Offering will close on the earliest of August 15th, 1996 or the election of the Company when all of the Shares are sold. in no event later than August 15th, 1996. The minimum subscription is $4,750.00 (1,000 Shares) per Investor, although the Company, in its sole discretion, may accept subscriptions for lesser amounts.

The Shares are being offered and sold by the Company under the exemption from registration contained in Rule 504 under Regulation D and related exemptions from state registration requirements. Rule 504 permits the Company to offer and sell its stock in an amount not exceeding $1,000,000 to an unlimited number of persons. Until 1992, Rule 504(b)(2)(ii) imposed a limited disclosure obligation of all issuers such as the Company which was intended to ensure that investors in a Rule 504 transaction were clearly advised of the restricted character of the securities being offered for sale. This requirement was eliminated in July, 1992 at which time the Securities and Exchange Commission adopted an amendment to Rule 504 that eliminated all limitations on the manner of offering of stock under that rule and/or the resale of stock purchased in reliance on that rule. Therefore, following adoption of the 1992 amendment, the securities being offered and sold by the Company pursuant to the present Offering are available for immediate resale by nonaffiliates of the issuer.

The Shares are being ordered on a "best efforts" basis by the Company and certain expenses of the Offering will be paid from the proceeds of the Offering. The Company anticipates that such expenses will not exceed $1,000 as detailed in the Use of Proceeds.

            DIRECTORS, OFFICERS AND KEY PERSONNEL OF THE COMPANY

     OFFICERS AND DIRECTORS. The following information sets forth the names of the officers and directors of the Company, their present position with the Company and biographic information:

NAME                        POSITION                   HELD SINCE
----                        --------                   ----------

Harmel S. Rayat          President & Director          October, 1995
Kundan S. Rayat          Director & Secretary          August, 1995
Valerie Boeldt-Umbright  Director                      October, 1995
Diane Naziato            Director                      October, 1995
Narinder Thouli          Director & Treasurer          October, 1995

HARMEL S. RAYAT (35)- President and Chief Executive Officer. Mr. Rayat is one of the co-developers of the MedCare UI System. Mr. Rayat has been in the venture capital industry since 1981 and is the president of Hartford Capital Corporation, a company that specializes in providing early stage funding and investment banking services to emerging growth corporations.

VALERIE BOELDT-UMBRIGHT (31) - Director. Mrs. Boeldt-Umbright is a registered nurse, with a Bachelors of Science degree in community health education from Northern Illinois University. With over two years of actual management experience in the day to day operation of the incontinence Clinic in Chicago, Mrs. Boeldt-Umbright has supervised personnel dealt with insurance and reimbursement matters, marketing and physician interaction and referrals. She has instructed patients in biofeedback; for their pelvic floor muscles, established individualized neuromuscular reeducation programs, written new clinical protocols and articles for publication and has worked as a member of a university team to provide excellent care and medical treatment for patients.

NARINDER THOULI (32) - Director/Treasurer. Mr. Thouli has 5 years of experience in medical technology companies, primarily as a consultant to emerging market product developers. He is experienced in marketing, human resources, research and development and clinical and regulatory affairs.

DIANE NUNZIATO (49) - Director. Ms. Nunziato has a Bachelors of Science and a Masters of Clinical Science from the University of Western Ontario, as well as numerous certifications in courses ranging from adult learning, clinical supervision and instruction, group dynamics, learning theories, and management. Ms. Nunziato has been instrumental in developing and refining the clinical protocols for the MedCare UI System and has in-depth knowledge of every aspect of establishing a clinical system, including marketing, billing, medical products and equipment. patient and physician interaction, and the training and supervision of personnel.

KUNDAN S. RAYAT (68) - Director/Secretary. Mr. Rayat has over 45 years of experience as an entrepreneur and owner of a diverse range of businesses ranging from automotive to heavy construction on three different continents. Since 1985, Mr. Rayat has primarily devoted his time to venture capital investing in numerous start up ventures and provides seasoned senior management advice to emerging market companies as a consultant.

PRINCIPAL STOCKHOLDERS

The following table sets forth information concerning the shares of Common Stock of the Company owned of record and beneficially held as of the date of this Memorandum by (i) each person known to the Company to own of record or beneficially 5% or more of the 6,300,185 outstanding shares of Common Stock of the Company, (ii) each Director of the Company, and (iii) all officers and directors of the Company as a group, as of the date of this Memorandum and adjusted to reflect share holdings after the sale of the maximum number of Shares offered hereby.


                           No of                     No. of
                           Shares                    Shares
Person or Group            (Pre)        Percent      (Post)      Percent
---------------            ------       -------      ------      -------

Harmel S. Rayat            2,000,000    31.7%        2,000,000   31.5%
5131 Highgate Street
Vancouver, B.C., VSR 3G9


                           No of                     No. of
                           Shares                    Shares
Person or Group            (Pre)        Percent      (Post)      Percent
---------------            ------       -------      ------      -------

Cede & Co                  483,008*     7.67%        483,008*    7.61%
P.O. Box 222
Bowling Green Street
New York. NY. 10274

Philadep & Co.             379,169*     6.02%        379,169*    5.97%
1900 Market Street
2nd Floor
Philadelphia PA, 19103


* Held in clearing company for the benefit of others

REMUNERATION OF DIRECTORS AND OFFICERS

Directors of the Company who are also employees of the Company receive no additional compensation for their services as Directors. The Company intends, in the future, to pay Directors who are not employees of the Company, compensation of $500 per Director's Meeting, as well as reimbursements of any out of pocket expenses incurred in the Company's behalf.

REPORTS

The books and records of the Company will be maintained by the Company. The books of account and records shall be kept at the principal place of business of MedCare Technologies, Inc. and each shareholder, or his duly authorized representatives, shall have upon giving ten (10) days prior notice, access during reasonable business hours to such books and records, and the right to inspect and copy them. Within 120 days after the close of each fiscal year, reports will be distributed to the shareholders which will include financial statements (including a balance sheet and statements of income, shareholder's equity, and cash flows) prepared in accordance with generally accepted accounting principals, with a reconciliation to the tax information supplementary supplied, accompanied by a copy of the accountant's report.

LEGAL MATTERS

Gary R. Blume, Esquire, 11801 North Tatum Boulevard, Suite 108, Phoenix, Arizona 85028-1612 will pass upon certain matters for the Company.

LITIGATION

The Company is not presently involved in any material litigation or other legal proceedings.

                           ADDITIONAL INFORMATION

In the opinion of the Board of Directors of the Company, this memorandum contains a fair presentation of the subjects discussed herein and does not contain a misstatement of material fact or fail to state a material fact necessary to make any statements made herein not misleading. Persons to whom offers are made will be furnished with such additional information concerning the Company and other matters discussed herein as they, or their purchaser representative or other advisors, may reasonably request. The Company shall, to the extent such information is available or can be acquired without unreasonable effort or expense, endeavor to provide the information to such persons. All Offerees are urged to make such personal investigations, inspections or inquiries as they deem appropriate.

Questions or requests for additional information may be directed to Harmel S. Rayat at (604) 643-1765. Requests for additional copies of this Memorandum or assistance in executing subscription documents may be directed to the Company.

                     STATE RESTRICTIONS AND DISCLOSURES
                   FOR UNREGISTERED SECURITIES OFFERINGS

NOTICE TO ARIZONA RESIDENTS:

     These securities are being sold in reliance upon Arizona's Limited Offing exemption from registration pursuant to A.R.S. 44-1844.

     THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE ARIZONA SECURITIES ACT, AS AMENDED, AND THEREFORE, CANNOT BE TRANSFERRED OR RESOLD UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR AN EXEMPTION
THEREFROM IS AVAILABLE.

     As a purchaser of such securities hereby represent that I understand these securities cannot be resold without registration under the Arizona Securities Act or an exemption therefrom. I am not an underwriter within the meaning of A.R.S. 44-1801(17), and I am acquiring these securities for myself, not for other persons. If qualifying as a non-accredited investor, I further represent that this investment does not exceed 20% of my net worth (excluding principal residence, furnishings therein and personal automobiles).

NOTICE TO CALIFORNIA RESIDENTS:

     These securities are being sold in reliance upon California's Limited Offering Exemption. 25102(f) of the California Code, as amended.

     THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS MEMORANDUM HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFROM PRIOR TO SUCH QUALIFICATIONS IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATIONS BY SECTION 25100, 25102 OR 26105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

NOTICE TO COLORADO RESIDENTS:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT OF 1981 BY
REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT OF 1981, IF SUCH REGISTRATION IS REQUIRED.

NOTICE TO NEW YORK RESIDENTS:

     THIS PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION OF THE CONTRARY IS UNLAWFUL.

     THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONTAIN AN UNTRUE
STATEMENT OF MATERIAL FACT AND DOES NOT OMIT ANY MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE
MATERIAL TERMS AND DOCUMENTS PURPOSED TO BE SUMMARIZED HEREIN.

Purchaser Statement:

     I understand that this Offering of Shares has not been reviewed by the Attorney General of the State of New York because of the Offeror's representation that this intended to be a non-public Offering pursuant to the Regulation D Rule 505 or 506, and that if all of the conditions and limitations of Regulation D are not complied with, the Offering will be resubmitted to the Attorney General for amended exemption. I understand that any literature used in connection with this Offering has not been previously filed with the Attorney General and has not been reviewed by the Attorney General. This Investment Unit is being purchased for my own account for investment, and not for distribution or resale to others. I agree that I will not sell or otherwise transfer these securities unless they are registered under the Federal Securities Act of 1933 or unless an exemption from such registration is available. I represent that I have adequate means of providing for my current needs and possible personal contingencies of financial problems, and that I have no need for liquidity of this investment.

     It is understood that all documents, records and books pertaining to this investment have been made available to my attorney, my accountant, or my Offeree representative and myself, and that, upon reasonable notice, the books and records of the issuer will be available for inspection by investors, at reasonable hours at the principal place of business.

                                   EXHIBITS

                         MedCare Technologies, Inc.

                           SUBSCRIPTION DOCUMENT

l. The undersigned hereby subscribes for _____________ shares of common stock (hereinafter "Shares"), as described in the Private Offering Memorandum dated June 22, 1996 ("Memorandum"), of MedCare Technologies, Inc., a Utah corporation (the "Company"), being offered by the Company for a purchase price of $4.75 per share and tenders herewith the sum of $______________ in payment therefor, together with tender of this Subscription Document.

2. The undersigned represents and warrants that he is a bona fide resident of the State of _________________________.

3.   The undersigned acknowledges:

     a.   Receipt of a copy of the Private Offering Memorandum;

     b. That this subscription, if accepted by the Company, is legally binding and irrevocable;

     c. That the Company has a very limited financial and operating history;

     d. That the Shares have not been registered under the Securities Act of 1933, as amended, in reliance upon exemptions contained in that Act, and that the Shares have not been registered under the securities acts of any state in reliance upon exemptions contained in certain state's securities laws; and

     e. That the representations and warranties provided in this Subscription Document are being relied upon by the Company as the basis for the exemption from the registration requirements of the Securities Act of 1933 and of the applicable state's securities laws.

4.   The undersigned represents and warrants as follows:

     a. That the undersigned subscriber is purchasing said Shares as an investment and said Shares are purchased solely for the undersigned's own account.

     b. That the undersigned subscriber has sufficient knowledge and experience in financial and business manners to evaluate the merits and risks of an investment in the Shares;

     c. That the undersigned subscriber is able to bear the economic risk of an investment in the Shares;

     d. That the undersigned subscriber has read and is thoroughly familiar with the Private Offering Memorandum and represents and warrants that he is aware of the high degree of risk involved in making investment in the Shares:

     e. That the undersigned subscriber's decision to purchase the Shares is based solely on the information contained in the Private Offering Memorandum and on written answers to such questions as he has raised concerning the transaction;

     f. That the undersigned subscriber is purchasing the Shares directly from the Company and understands that neither the Company nor the Offering is associated with; endorsed by nor related in any way with any investment company, national or local brokerage firm or broker dealer. The undersigned subscriber's decision to purchase the Shares is not based in whole or in part on any assumption or understanding that an investment company, national or local brokerage firm or other broker dealer is involved in any way in this Offering or has endorsed or otherwise recommended an investment in these Shares.

     g. That the undersigned subscriber has an investment portfolio of sufficient value that he could suitably absorb a high risk illiquid addition such as an investment in the Shares.

     h.   The undersigned further represents that (INITIAL APPROPRIATE
          CATEGORY):

          [ ] I am a natural person whose individual net worth, or joint worth with my spouse at the time of purchase, exceeds $200,000;

          [ ] I am a natural person who had an individual income in excess of $50,000 or joint income with my suppose in excess of $50,000 in each of the two most recent years and who reasonably expects an income in excess of those amounts in the current year;

     i. That Regulation D requires the Company to conclude that each investor has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the shares, or to verify that the investor has retained the services of one or more purchaser representatives for the purpose of evaluating the risks of investment in the shares, and hereby represents and warrants that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the shares and of making an informed investment decision and will not require a purchaser representative.

5. The undersigned understands and agrees that this subscription is made subject to each of the following terms and conditions:

     a. The Company shall have the right to accept or reject this subscription, in whole or part, for any reason. Upon receipt of each Subscription Document, the Company shall have until August 15th, 1996 in which to accept or reject it. If no action is taken by the Company within said period, the subscription shall be deemed to have been accepted. In each case where the subscription is rejected, the Company shall return the entire amount tendered by the subscriber, without interest;

     b. That the undersigned subscriber will, from time to time, execute and deliver such documents or other instruments as may be requested by the Company in order to aid the Company in the consummation of the transactions contemplated by the Memorandum.

6. The undersigned hereby constitutes and appoints the Company, with full power of substitution, as attorney-in-fact for the purpose of executing and delivering, swearing to and filing, any documents or instruments related to or required to make any necessary clarifying or confirming changes in the Subscription Document so that such document is correct in all respects.

7. As used herein, the singular shall include the plural and the masculine shall include the feminine where necessary to clarify the meaning of this Subscription Document. All terms not defined herein shall have the same meanings as in the Memorandum.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Document this _____ day of _____________________, 1996.

     Number of Shares __________________________

     Total amount tendered $____________________

     INDIVIDUAL OWNERSHIP:         _________________________________
                                   Name (Please Type or Print)


                                   _________________________________
                                   Signature


                                   _________________________________
                                   Social Security Number

     JOINT OWNERSHIP:              _________________________________
                                   Name (Please Type or Print)


                                   _________________________________
                                   Signature


                                   _________________________________
                                   Social Security Number

     OTHER OWNERSHIP               _________________________________
                                   Name (Please Type or Print)


                                   By:_______________________________
                                   Signature


                                   __________________________________
                                   Title


                                   _________________________________
                                   Employer Identification Number


ADDRESS: ___________________________________________________________

Phone: (Residence)_______________; Phone (Business) ________________


     I, _______________________, do hereby certify that the
representations made herein concerning my financial status are true, and that all other statements contained herein are true, accurate and complete to the best of my knowledge.

Date: __________________, 1996.    _________________________________
                                   Signature

                           CERTIFICATE OF DELIVERY

     I hereby acknowledge that I delivered the foregoing Subscription Document to ____________________________ on the _____ day of
_______________, 1996.


                                   _________________________________
                                   Signature




                                  ACCEPTANCE


     This Subscription is accepted by MedCare Technologies, Inc., as of the _____ day of _______________, 1996.

                                   MedCare Technologies, Inc.


                                   By ______________________________
                                      Harmel Rayat, President